Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes William Rhind and Benoit Autier, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ William Rhind	Chief Executive Officer and Chief Financial Officer	February 27, 2025
William Rhind	(principal executive officer and principal financial officer)

/s/ Benoit Autier
Benoit Autier	Chief Accounting Officer (principal accounting officer)	February 27, 2025

* The registrant is a trust and the persons are signing in their capacities as officers of GraniteShares LLC, the Sponsor of the registrant.